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                                        September 30, 1996



Allegiance Corporation
1430 Waukegan Road
McGaw Park, Illinois 60085

     Re:  Registration of Debt Securities on Form S-1
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Ladies and Gentlemen:

     We have acted as special counsel to Allegiance Corporation, a Delaware corporation (the "Company"), in connection with the preparation of (i) a proposed Indenture (the "Indenture") between the Company and PNC Bank, Kentucky, Inc., as Trustee (the "Trustee"), under which the Company may issue debt securities in one or more series, and (ii) the Registration Statement on Form S-1 of the Company relating to $600,000,000 aggregate principal amount of debt securities (the "Securities") which was filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement").

     We have reviewed resolutions adopted on September 16, 1996 by the Company's Board of Directors which authorize and approve the issuance of the Securities in one or more series with such terms and in such manner as may be determined by certain officers and other designated persons ("Authorized Officers") and which empower the Authorized Officers, among other things, (i) to approve and authorize the form, terms, execution and delivery of the Indenture and (ii) to file the Registration Statement. Such resolutions are referred to herein as "Board Resolutions." The actions which the Authorized Officers must hereafter take in accordance with the Board Resolutions and Article Three of the Indenture in order to establish the terms and manner of issuance of any series of the Securities are referred to herein as "Officers' Certifications." We have reviewed such other records and documents as we have deemed necessary in order to enable us to express the opinion stated herein. In rendering such opinion we have assumed that the Indenture in the form in which it is executed and delivered will not contain any material change from the proposed form of
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Indenture originally filed as an exhibit to the Registration
Statement.

     On the basis of the foregoing, it is our opinion that, with respect to the Securities of any series, when (a) the Registration Statement has become effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the Indenture has been duly executed and delivered by the parties thereto, (c) the terms of such Securities have been established as prescribed in accordance with Article Three of the Indenture and the Board Resolutions by appropriate Officers' Certifications of the Authorized Officers, (e) such Securities have been duly executed by the Company, authenticated by the Trustee and sold by the Company, and (f) the Company has received the prescribed consideration for the issuance of such Securities, all in accordance with terms and conditions of the Indenture, the Board Resolutions and the Officers' Certifications and in the manner contemplated by the Registration Statement, such Securities will have been legally issued and will be binding obligations of the Company except as may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or the effect of general equity principles.

     The foregoing opinion shall also be applicable to a subsequent registration statement hereafter filed under Commission Rule 462(b) solely to increase the aggregate principal amount of securities being offered by not more than $100,000,000.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Validity of Securities" in the Prospectus. In giving this opinion, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                        Very truly yours,



                                        McDermott, Will & Emery